Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 29th day of April, 2011 (this “Amendment”), is entered into among JACKSON HEWITT TAX SERVICE INC., a Delaware corporation (the “Parent”), JACKSON HEWITT INC., a Virginia corporation (“Jackson Hewitt”), TAX SERVICES OF AMERICA, INC., a Delaware corporation (“Tax Services”), and HEWFANT INC., a Virginia corporation (“Hewfant” and collectively with the Parent, Jackson Hewitt and Tax Services, the “Borrowers” and each a “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, as Administrative Agent for the Lenders.

RECITALS

A. The Borrowers, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 6, 2006, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2007, as amended by the Second Amendment to Amended and Restated Credit Agreement, dated as of May 21, 2008, as amended by the Agreement for Third Amendment of Amended and Restated Credit Agreement, dated as of April 27, 2009, as amended by the Limited Waiver and Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 30, 2010 and as amended by the Limited Waiver and Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2010, as amended by that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of February 7, 2011 and as amended by that certain letter agreement dated April 14, 2011 (as further amended, restated and modified from time to time, the “Credit Agreement”).

B. The Borrowers have requested certain amendments to the Credit Agreement and the Administrative Agent and the Lenders signatory hereto have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby supplemented by adding the following additional defined terms, in appropriate alphabetical order:

(a)	“Interim Budget” shall have the meaning ascribed to such term in Section 6.20.

(b)	“Restructuring Date” shall mean May 20, 2011.

(c)	“Restructuring Period” shall mean the period between the Seventh Amendment Effective Date and the Restructuring Date.

(d)	“Seventh Amendment” means the Seventh Amendment to Amended and Restated Credit Agreement, dated as of the Seventh Amendment Effective Date, among the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent.

(e)	“Seventh Amendment Effective Date” means the Business Day that all conditions precedent in Article II of the Seventh Amendment shall have been satisfied or waived in accordance therewith.

1.2 Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by deleting the term “Maximum Cash Amount” and replacing it with the following:

“Maximum Cash Amount” shall mean the amounts set forth below during the time periods set forth below.

Dates	Amount
Seventh Amendment Effective Date – May 1, 2011	$10,000,000
May 2, 2011 – May 7, 2011	$8,000,000
May 8, 2011 – May 14, 2011	$6,000,000
May 15, 2011 and thereafter	$5,000,000

1.3 Amendment to Section 2.6(a). The first sentence of Section 2.6(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Term Loans on the dates and in the amounts set forth below:

Date	Payment Amount
April 30, 2010	$25,000,000
Restructuring Date	$30,000,000
Maturity Date	all remaining principal

1.4 Amendment to Article VI (Affirmative Covenants). Sections 6.19 and 6.20 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

6.19	Restructuring Negotiations. The Credit Parties and the necessary Lenders shall use good faith efforts to enter into a mutually satisfactory term sheet relating to the restructuring (the “Restructuring”) of the Credit Parties’ balance sheets and the Credit Parties’ go-forward funding needs. On or before the Restructuring Date, the Credit Parties and the necessary Lenders shall have executed definitive documentation evidencing the terms of the Restructuring.

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6.20	2011 Expenditures. On April 27, 2011, the Credit Parties delivered to the Administrative Agent a proposed budget for Restructuring Period (the “Interim Budget”). The Administrative Agent and the Required Lenders hereby agree that the Interim Budget is satisfactory. Notwithstanding anything contained in this Agreement to the contrary, during the Restructuring Period, the Credit Parties, with advance notice to the Administrative Agent, may withdraw amounts held in the 2011 Cash Collateral Account in order to fund the Credit Parties’ operational needs provided that at no time shall such withdrawals, tested weekly based upon a reconciliation prepared by the Credit Parties and delivered to the Administrative Agent no later than the second business day of the following week: on a cumulative basis, for all expenses in the aggregate, exceed the cumulative budgeted disbursements set forth in the Interim Budget for the applicable period plus ten percent (10%) of the cumulative budgeted disbursements set forth in the Interim Budget. By way of example, if an Interim Budget indicated $100,000 in budgeted disbursements for each of the three weeks of the Restructuring Period, during the first week of the Restructuring Period, the Credit Parties could withdraw from the 2011 Cash Collateral Account $100,000 plus $30,000 ($300,000 * 10%). Cumulative withdrawals through the first two weeks of the Restructuring Period could not exceed $230,000 and cumulative withdrawals during the Restructuring Period could not exceed $330,000. Notwithstanding the foregoing, for purposes of calculating the ten percent (10%) “cushion” described above, amounts set forth in the Interim Budget as “Incentive Compensation” and amounts paid as “Incentive Compensation” shall be disregarded.

On or before the Restructuring Date, the Credit Parties and Required Lenders shall have consented to a mutually agreeable monthly expenditure budget from May 1, 2011 through January 31, 2012 (the “2011 Off-Season Budget”). The 2011 Off-Season Budget shall be consistent with the Credit Parties’ past practices. After the Restructuring Date, the Credit Parties may request from time to time that the Administrative Agent transfer such amounts from the 2011 Cash Collateral Account as are then needed to pay expenditures in accordance with the 2011 Off-Season Budget, and, so long as no Event of Default has occurred and is continuing at the time of such request, the Administrative Agent shall make such transfer. Nothing herein shall constitute an agreement by the Lenders to make Loans (or release funds from the 2011 Cash Collateral Account)

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beyond the Maturity Date. Between the Seventh Amendment Effective Date and the Restructuring Date, no additional Revolving Loans shall be available to the Credit Parties.

1.5 Amendment to Section 8.14 (Minimum Cash Balances). The last sentence of Section 8.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Credit Parties shall have no rights to withdraw funds from the 2011 Cash Collateral Account, except (x) with the consent of the Required Lenders, (y) during the Restructuring Period: (i) to the extent permitted pursuant to Section 6.20 of this Agreement; and (ii) on account of the Credit Parties’ additional operational needs, if any, to the extent consented to by the Administrative Agent, in its sole and absolute discretion (as determined by the Administrative Agent after consultation with the three largest Lenders (based on Loans outstanding and inclusive of Wells Fargo Bank, N.A., if one of the three largest Lenders), provided that the Administrative Agent shall not consent to aggregate withdrawals of greater than $7,000,000 on account of the Credit Parties' operational needs, if objected to by one of the three such largest Lenders); or (z) following the Restructuring Period, to the extent permitted pursuant to Section 7.1 of this Agreement.

ARTICLE II

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the date (the “Seventh Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received, dated as of the Seventh Amendment Effective Date, an executed counterpart hereof from each of the Borrowers, the Required Lenders and all Term Lenders.

(b) The Administrative Agent shall have received, dated as of the Seventh Amendment Effective Date, an executed counterpart of the Consent, Reaffirmation, and Agreement of Guarantor from each Guarantor.

(c) To the extent invoiced at least one (1) Business Day prior to the Seventh Amendment Effective Date, the Borrowers shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and the financial advisor to the Administrative Agent with respect thereto).

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ARTICLE III

CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

The Borrowers hereby represent and warrant, on the date hereof and as of the Seventh Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of such date, both immediately before and after giving effect to this Amendment (except to the extent that: (X) any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date; and (Y) the representations and warranties contained Section 5.10 of the Credit Agreement are not true and correct as a result of the items set forth in Borrowers’ SEC Form 8-K dated January 27, 2010 with respect to Borrowers’ refund anticipation loan program), (ii) this Amendment has been duly authorized, executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law); (iii) no Default or Event of Default shall have occurred and be continuing on the Seventh Amendment Effective Date after giving effect thereto; and (iv) all bonuses contemplated to be paid pursuant to the Interim Budget prior to the Restructuring Date are in accordance with the Credit Parties' bonus plans, are not payable to senior management of any Credit Party and have been approved by the Credit Parties’ Board of Directors.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWERS

The Borrowers hereby confirm and agree that, after giving effect to this Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if the Borrowers have any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgement and confirmation by the Borrowers is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and the Borrowers acknowledge that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

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ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.3 Expenses. The Borrowers agree on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent and any Lender, and (ii) to reimburse the Administrative Agent and any Lender for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

JACKSON HEWITT TAX SERVICE INC.
JACKSON HEWITT INC.
TAX SERVICES OF AMERICA, INC.
HEWFANT INC.

By:	/s/ Daniel P. O’Brien
Name:	Daniel P. O’Brien
Title:	EVP & CFO

(signatures continued)

WELLS FARGO BANK, N.A., as Administrative
Agent, Issuing Lender and as a Lender

By:	/s/ M.G. Hyde
Name:	M.G. Hyde
Title:	Managing Director & SVP

MARBLEGATE SPECIAL OPPORTUNITIES MASTER FUND LP, as Lender

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title:	Managing Partner

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By:	/s/ John King	/s/ Gerry Gillespie
Name:	John King	Gerry Gillespie
Title:	Authorised Signatory

DOLPHIN TAX, LLC, as a Lender

By:	/s/ Jason Eglit
Name:	Jason Eglit
Title:	Authorized Signatory

GATOR TAX, LLCas a Lender

By:	/s/ Jason Eglit
Name:	Jason Eglit
Title:	Authorized Signatory

FLAMINGO TAX, LLC, as a Lender

By:	/s/ Jason Eglit
Name:	Jason Eglit
Title:	Authorized Signatory

SOUTHEAST TAX, LLC, as a Lender

By:	/s/ Jason Eglit
Name:	Jason Eglit
Title:	Authorized Signatory

SEMINOLE TAX, LLC, as a Lender

By:	/s/ Jason Eglit
Name:	Jason Eglit
Title:	Authorized Signatory

CITRUS TAX, LLC, as a Lender

By:	/s/ Jason Eglit
Name:	Jason Eglit
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jane E. Orndahl
Name:	Jane E. Orndahl
Title:	Vice President

TD BANK, N.A. as a Lender

By:	/s/ Dana P. Wedge
Name:	Dana P. Wedge
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC., as a Lender
By:	RBS Securities Inc., its agent

By:	/s/ Kevin Connors
Name:	Kevin Connors
Title:	Authorised Signatory

CONSENT, REAFFIRMATION, AND AGREEMENT OF GUARANTOR

The undersigned (a) acknowledges receipt of the foregoing Seventh Amendment to Amended and Restated Credit Agreement (the “Amendment”), (b) consents to the execution and delivery of the Amendment, (c) reaffirms all of its obligations and covenants under that certain Guaranty Agreement dated as of October 6, 2006 (as the same may have been amended, restated, supplemented, or otherwise modified from time to time) and under each of the Security Documents executed by it (or to which it is a party) (as the same may have been amended, restated, supplemented, or otherwise modified from time to time), and (d) agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment.

This Consent, Reaffirmation, and Agreement shall be deemed executed under seal and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

This Consent, Reaffirmation, and Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

This Consent, Reaffirmation, and Agreement shall constitute a Credit Document under the terms of the Credit Agreement.

As of April 29, 2011:

JACKSON HEWITT CORPORATE
SERVICES INC.

By:	/s/ Daniel P. O’Brien
Name:	Daniel P. O’Brien
Title:	EVP & CFO
(SEAL)

JACKSON HEWITT TECHNOLOGY
SERVICES LLC

By:	/s/ Daniel P. O’Brien
Name:	Daniel P. O’Brien
Title:	EVP & CFO
(SEAL)